Exhibit 10.1

233 South Wacker Drivc, Suitc 2800

Chicago, Illinois 60606

Tel 312-234-2732

Fax 312-234-3603

Bank of America N. A.

TO:	Mandalay Resort Group, formerly known as Circus Circus Enterprises, Inc.
2880 Las Vegas Blvd-South
Las Vegas, NV 89109

ATTN:	Amy Preiss
TEL:	702 632 6820
FAX:	702 632 6822

FROM:	Bank of America, N.A.
233 South Wacker Drive - Suite 2800
Chicago, Illinois 60606
Robert OHara / Mike Allison

Date:	01DEC03

Our Reference No. 3168347

Internal Tracking Nos. 13065588

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Mandalay Resort Group and Bank of America, N.A. (each a “party” and together “the parties”) on the Trade Dale specified below (the “Transaction”).  This letter agreement constitutes a “Confirmation” as referred to in the Rate Swap Master Agreement specified in paragraph 1 below (the “Agreement”).

The definitions and provisions contained in the 2000 ISDA Definitions, as; published by the International Swaps and Derivatives Association, Inc., (the “Definitions”) are incorporated into this Confirmation.  In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

1. This Confirmation supplements, forms part of, and is subject to, the Rate Swap Master Agreement dated as of 240CT86, as amended and supplemented from time to time (the “Agreement”), between the parties. Al provisions contained in the Agreement govern this Confirmation except as expressly modified below.

In this Confirmation “Party A” means Bank of America, N.A., successor to Security Pacific National Bank by merger and “Party B” means Mandalay Resort Group, formerly known as Circus Circus Enterprises, Inc.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	USD 125,000,000.00

Trade Date:	28NOV03

Effective Date:	02DEC03

Termination Dale:	15DEC11

Fixed Amounts:

Fixed Rate Payer:	Party A

Fixed Rate Payer Payment
Dates:	The 15th of each June and December, commencing 15JUN04 and ending on Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Rate Payer Period
End Dates:	The 15th of each June and December, commencing 15JUN04 and ending on the Termination Date. No Adjustment.

Fixed Rate:	6.37500%

Fixed Rate Day Count
Fraction:	30/360

Floating Amounts:

Floating Rate Payer:	Party B

Floating Rate Payer
Payment Dates:	The 15th of each June and December, commencing 15JUN04 and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate for initial
Calculation Period:	TO BE SET

Floating Rate Option:	USD-LIBOR-BBA

Averaging:	Inapplicable

Designated Maturity:	6 Month

Spread:	Plus 1.72000%

Floating Rate Day Count
Fraction:	Actual/360

Reset Dates:	The last day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York, London

Calculation Agent:	Party A

Optional Early Termination:

Notwithstanding anything to the contrary in the Definitions or the agreement, the parties hereby agree to the following Optional Early Termination provisions:

For purposes of this Optional Early Termination provision, Business Days shall mean New York and London Business Days.  Either party shall have the right (but not he obligation) to terminate this Transaction, effective as of 15DEC08 and every one-year anniversary thereafter or if such day is not  Business Day, on the next succeeding Business Day ( the “Optional Early Termination Date”), by providing the other party with notice of its exercise of this right five Business Days prior to the Optional Early Termination Date.  This notice shall be irrevocable and may be given orally, including by telephone.  Such notice shall be followed by a written confirmation confirming the substance of any telephonic notice within one Business Day of that notice.  Failure to provide that written confirmation will not affect the validity of the telephonic notice.

In the event either party elects to terminate this Transaction as provided above, the Calculation Agent shall determine the Cash Settlement Amount in good faith and in a commercially reasonable manner in accordance with normal market practice in the relevant market.  Such determination shall be made on the day that is two Business Days to the Optional Early  Termination Date.  In the absence of manifest error, such determination shall be final and conclusive evidence of the Cash Settlement  Amount payable in respect of such Optional Early Termination Date.  Party A or Party B (as determined by the Calculation Agent) shall pay to the other party the Cash settlement Amount on the Optional Early Termination Date.  Once the Cash Settlement Amount has been fully and finally paid, then all right, duties and obligations of the parties under and with respect to this Transaction shall terminate.

3. Recording of Conversations:

Each party to this Transaction acknowledges and agrees to the tape recording of conversations between the parties to this Transaction whether by one or other or both of the parties or their agents, and that any such tape recordings may be submitted in evidence in any Proceedings relating to the Agreement and/or this Transaction.

4. Account Details:

Account for payments to Party A:

USD
We will debit your account
NAME:	Bank of America
ABA #:	CA
ACCT:	1257501024
Mandalay Resort Group

Account for payments to Party B:

USD
NAME:	Bank of America
ABA #:	CA
NAME:	Mandalay Resort Group
ACCT:	1257501024

5.Offices:

The Office of Party A for this
Transaction is:	Charlotte, NC

Please send reset notices to fax no. (312-234-3603)

The Office of Party B for this
Transaction is:	Nevada, USA

Credit Support Document: As per Agreement (and Credit Support Annex if applicable).

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by returning via telecopier an executed copy of this Confirmation to the attention of Global Derivative Operations at (fax no.(312) 234-3603).

Yours Sincerely,

Bank of America, N.A.

Dave Walker
Senior Vice President

Authorized Signatory Accepted and confirmed as of the dale first written:

Mandalay Resort Group

By:	/s/ LES MARTIN

Name:	Les Martin

Title:	Vice President, Chief Accounting Officer and Treasurer

Our Reference # 3168347